Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Shawn O’Connor, Chief Executive Officer of Pharsight Corporation (the “Company”), and Cynthia Stephens, the Chief Financial Officer of the Company, each hereby certify that, to the best of his or her knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2004, and to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 12th day of August, 2004.

/s/ SHAWN M. O’CONNOR,
CHIEF EXECUTIVE OFFICER

/s/ CYNTHIA STEPHENS,
CHIEF FINANCIAL OFFICER